Exhibit 3.4

Amended and Restated of AegonLtd. Adopted by the shareholders of the Company on [●], 2026 (amending and restating the Bye-Laws adopted on June 10, 2026)

Table of Contents

1.	Definitions and interpretation	4

2.	Objects, registered office, offices	7

3.	Share capital	7

4.	Modification of rights	10

5.	Issue of shares	10

6.	Certificates	11

7.	Register of shareholders	12

8.	Register of Directors and Officers	12

9.	Transfer of shares	13

10.	Transmission of shares	14

11.	Increase of authorised capital	14

12.	Alteration of capital	14

13.	Reduction of capital	15

14.	Business Combinations with Interested Shareholders	15

15.	General meetings and resolutions in writing	19

16.	Notice of shareholder meetings	20

17.	Proceedings at shareholder meetings	21

18.	Voting	26

19.	Proxies and corporate representatives	27

20.	Election, suspension and removal of Directors	29

21.	Resignation and disqualification of Directors	33

22.	Alternate Directors	34

23.	Director’s interests	34

24.	Powers and duties of the Board	34

25.	Remuneration	35

26.	Delegation of the Board’s powers	35

27.	Proceedings of the Board	36

28.	Officers	37

29.	Secretary and resident representative	38

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30.	The seal	38

31.	Dividends and other payments	38

32.	Reserves	40

33.	Capitalisation of profits	40

34.	Record and registration dates	40

35.	Accounting records	41

36.	Audit	42

37.	Service of notices and other documents	42

38.	Destruction of documents	43

39.	Untraced shareholders	44

40.	Winding up	45

41.	Indemnity and insurance	45

42.	Amalgamation and merger	46

43.	Continuation	47

44.	Alteration of Bye-Laws and Memorandum of Association	47

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1.	Definitions and interpretation

1.1	In these Bye-Laws, unless the context otherwise requires, the following terms have the meanings given below:

Auditor:	the person or firm for the time being appointed as auditor of the Company;

Beneficial Ownership:	the power to vote or direct the voting of, or to dispose or direct the disposition of, the shares in question, and “Beneficially Owned” and “Beneficial Owner” shall be construed accordingly;

Board:	the Directors appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Act and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

Business Day:	any day other than a Saturday, Sunday or public holiday, when banks are open for business in each of Hamilton, Bermuda and Amsterdam, the Netherlands;

Bye-Laws:	the bye-laws of the Company in their present form;

Chairperson:	the Non-Executive Director who is appointed as chairperson of the Board in accordance with Bye-Law 27.1;

Clear Days:	in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

Common Shares:	the common shares in the capital of the Company with the rights and restrictions contained in these Bye-Laws;

Companies Act:	the Companies Act 1981;

Declassification Time:	has the meaning as ascribed thereto in Bye-Law 20.2;

Company:	Aegon Ltd., a company continued into Bermuda on September 30, 2023;

Disclosable Interests:	has the meaning as ascribed thereto in Bye-Law 17.11(b);

Director:	a director of the Company;

Dutch Statutory Giro System:	the giro system as referred to in the Giro Act;

Effective Date:	the date these Bye-Laws came into effect;

Electronic Record:	has the same meaning as in the Bermudan Electronic Transactions Act 1999;

Euroclear Nederland:	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V., acting under the trade name Euroclear Nederland, being the central institution as referred to in the Giro Act;

Executive Director:	a director of the Company who is designated by the Board as an executive director;

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Giro Act:	the Dutch Securities Bank Giro Transactions Act (Wet giraal effectenverkeer);

Indemnified Person:	any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company (including anyone previously acting in such capacity), and their heirs, executors and administrators, personal representatives or successors or assigns;

Intermediary:	an intermediary as referred to in the Giro Act;

Meeting Date:	has the meaning as ascribed thereto in Bye-Law 34.2;

Memorandum of Association:	the memorandum of continuance and/or memorandum of association of the Company as the same may be amended from time to time;

Nominating Person:	has the meaning as ascribed thereto in Bye-Law 20.4;

Non-Executive Director:	a director of the Company who is designated by the Board as a non-executive director;

Offer:	has the meaning as ascribed thereto in Bye-Law 14.3;

Offeror:	has the meaning as ascribed thereto in Bye-Law 14.4(c);

Officer:	a person appointed by the Board pursuant to these Bye-Laws, but shall not include the Auditor;

Paid up:	paid up or credited as paid up;

Preference Shares:	the preference shares in the capital of the Company with the rights and restrictions contained in these Bye-Laws;

Proposing Person:	has the meaning as ascribed thereto in Bye-Law 17.11(c);

Public Disclosure:	has the meaning as ascribed thereto in Bye-Law 17.11(c);

Record Date:	has the meaning as ascribed thereto in Bye-Law 34.2;

Record Date Holder:	has the meaning as ascribed thereto in Bye-Law 34.2(a);

Register:	the register of Shareholders referred to in these Bye-Laws (including any branch register of Shareholders maintained by the Company) in each case as maintained in accordance with the Companies Act;

Registered Office:	the registered office of the Company;

Relevant Shares:	has the meaning as ascribed thereto in Bye-Law 34.2(c);

Resident Representative:	(if any) the individual or the company appointed to perform the duties of the resident representative as set out in the Companies Act and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

Resolution:	a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of Shareholders passed in a separate meeting of such separate class or classes of Shareholders;

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Seal:	the common seal of the Company (if any) and includes every authorised duplicate seal;

Secretary:	the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary and includes any assistant or deputy Secretary appointed by the Board;

Share:	a share in the capital of the Company, for the avoidance of doubt including Common Shares and Preference Shares ;

Shareholder:	a shareholder or member of the Company;

Shareholder Information:	has the meaning as ascribed thereto in Bye-Law 17.11;

Subsidiary and Holding Company:	have the same meanings as in section 86 of the Companies Act, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

Synthetic Equity Position:	has the meaning as ascribed thereto in Bye-Law 17.11(b); and

Timely Notice:	has the meaning as ascribed thereto in Bye-Law 17.10.

1.2

For the purposes of these Bye-Laws, a corporation or any other legal entity which is a Shareholder shall be deemed to be present in person at a general meeting or a meeting of a separate class or classes of Shareholders if, in accordance with the Companies Act, its authorised representative(s) is/are present.

1.3

For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a meeting of the Board if a person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and the Companies Act, including the signing and execution of documents, deeds and other instruments, if a person authorised to act on its behalf so acts.

1.4	Words importing the singular number include the plural number and vice versa.

1.5	Any reference to a gender includes all genders and non-binary natural persons.

1.6	Words importing persons include any company or association or body of persons, whether corporate or unincorporated and natural persons.

1.7	Any reference to writing includes all modes of representing or reproducing words in a visible, legible and reproducible form, including in the form of an Electronic Record.

1.8	Unless the context otherwise requires, words and expressions defined in the Companies Act bear the same meanings in these Bye-Laws.

1.9	Headings are used for convenience only and shall not affect the construction of these Bye-Laws.

1.10	A reference to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and reference to any

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communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an Electronic Record to a recipient identified in such manner or by such means as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.11

A reference to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an Electronic Record as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

1.12

A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force.

1.13	In these Bye-Laws:

(a)	powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

(b)

the word Board in the context of the exercise of any power contained in these Bye-Laws, includes any Director or any committee as referred in Bye-Law 26.4 of the Company to which or, as the case may be, to whom the power in question has been delegated by the Board;

(c)	no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

(d)

except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers.

2.	Objects, registered office, offices

2.1

In accordance with the Memorandum of Association, the objects of the Company are to incorporate, to acquire and alienate shares and interests in, to finance, to grant security for obligations of, to enter into general business relationships with, to manage, and to grant services to, legal entities and other entities, in particular those involved in the insurance business, and to do all that is connected therewith or which may be conducive thereto, all to be interpreted in the broadest sense.

2.2	The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

2.3	The Company may have other offices, both within and outside Bermuda, as the Board from time to time shall determine or the business of the Company may require.

3.	Share capital

3.1

The authorised share capital of the Company at the date of adoption of these Bye-laws is EUR€ 504,000,000 (five hundred four million euro) divided into 4,200,000,000 shares of EUR€ 0.12 each. Such shares shall be further divided into two classes of shares to be designated, respectively, “Common Shares” and “Preference Shares.” The total number of shares of the Share Capital which the Company shall have authority to issue is 4,200,000,000. The total

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number of shares of Common Shares that the Company is authorized to issue is 4,000,000,000, having a par value of EUR€ 0.12 per share, and the total number of shares of Preference Shares that the Company is authorized to issue is 200,000,000, having a par value of EUR€ 0.12 per share.

Common Shares

3.2

The voting, dividend, liquidation and other rights and powers of the Common Shares are subject to and qualified by the rights, powers and preferences of any series of Preference Shares as may be designated by the Board and outstanding from time to time.

(a)	Voting:

Except as otherwise provided herein or expressly required by law, each holder of Common Shares, as such, shall be entitled to vote on each matter submitted to a vote of the Shareholders and shall be entitled to one (1) vote for each share of Common Share held of record by such holder as of the record date for determining Shareholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Shares, as such, shall not be entitled to vote on any amendment to these Bye-Laws that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preference Shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Bye-Laws (including any terms of issue of such Preference Shares) or pursuant to the Companies Act.

Subject to the rights of any holders of any outstanding series of Preference Shares, the number of authorised Common Shares or Preference Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by Resolution of the Shareholders entitled to vote thereon, voting as a single class.

(b)	Dividends:

Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preference Shares, the holders of Common Shares, as such, shall be entitled to the payment of dividends on the Common Shares when, as and if declared or proposed by the Board, and where required by these Bye-Laws, approved by Resolution, in accordance with applicable law.

(c)	Liquidation:

Subject to the rights and preferences of any holders of any shares of any outstanding series of Preference Shares, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s Shareholders shall be distributed among the holders of the then outstanding Common Shares pro rata in accordance with the number of shares of Common Shares held by each such holder.

(d)	Pre-emptive Rights:

Common Shares shall not entitle any holder thereof to any pre-emptive, subscription, redemption or conversion rights.

Preference Shares

3.3	Shares of Preference Shares may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or

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resolutions providing for the creation and issuance of such series adopted by the Board as hereinafter provided.

3.4

Authority is hereby expressly granted to the Board from time to time to issue Preference Shares in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the Companies Act. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preference Shares may provide that such series shall be superior or rank equally or be junior to any other series of Preference Shares to the extent permitted by law and these Bye-Laws (including any terms of issue of such Preference Shares). Except as otherwise required by law, holders of any series of Preference Shares shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by these Bye-Laws (including any terms of issue of such Preference Shares).

3.5

Subject to Bye-Law 3.4, the number of authorised Preference Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by Resolution of the Shareholders entitled to vote thereon, voting as a single class.

3.6	The Board may:

(a)

authorise the purchase by the Company of its own shares as referred to in Section 42A of the Companies Act, of any class, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act.

(b)

authorise the acquisition by the Company of its own shares as referred to in Section 42B of the Companies Act, of any class, at any price (whether at par or above or below par), and any shares to be so acquired may be selected in any manner whatsoever, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Act. The whole or any part of the amount payable on any such acquisition may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act. The Company shall be a Shareholder either through shares being registered in the Register in the Company’s name or held in the Dutch Statutory Giro System in the Company’s name, but subject always to the provisions of the Companies Act and for the avoidance of doubt the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Act or these Bye-Laws.

3.7

Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares in accordance with Bye-Law 3.6 (b) shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares. For the avoidance of doubt, treasury shares do not carry the right to vote or to receive payments from capital distributions or

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dividends.

3.8

The Company shall not exercise any rights and shall not enjoy any or participate in any of the rights attaching to shares, registered in the Register in the Company’s name, held in the Dutch Statutory Giro System in the Company’s name, or otherwise Beneficially Owned by the Company, unless the Companies Act or these Bye-Laws expressly provide otherwise.

4.	Modification of rights

4.1

Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of at least seventy-five per cent (75%) of the issued shares of that class or with the sanction of a Resolution passed at a separate meeting of the holders of such shares voting in person or by proxy. To any such separate meeting, unless determined otherwise, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply.

4.2

For the purposes of these Bye-Laws, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights attaching to any class of shares for the time being shall not be deemed to be altered by:

(a)	the creation or issue of further shares;

(b)

the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits, dividends, distributions or assets of the Company or otherwise in priority to them; or

(c)	the purchase or redemption by the Company of any of its own shares.

5.	Issue of shares

5.1	The Company may only issue fully paid shares by resolution of the Board.

5.2

The unissued shares shall be at the disposal of the Board in its sole discretion subject to the following and to these Bye-Laws generally (including Bye-Law 6.1 in particular), prior to the allotment or issuance of any shares, the Board must designate the applicable shares as a class of share as set out in Bye-Law 3.1.

5.3	No shares may be allotted, issued, or if in issue, re-designated, if such shares have not been designated in accordance with Bye-Law 5.2.

5.4

Subject to the rights, privileges and conditions attached to any class of shares in issue and these Bye-Laws, the Board may, from time to time, re-designate any class of shares as any other class of shares. For the avoidance of doubt, unissued shares do not carry the right to vote or to receive payments from capital distributions or dividends.

5.5

The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law. Subject to the provisions of the Companies Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5.6

Unless otherwise determined by the Board, shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole shares, so that a share in a fractional denomination shall have, in proportion to the fraction of a whole share that it represents, all the rights of a whole share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

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5.7

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws, including for greater certainty the holding of shares in accordance with the Dutch Statutory Giro System, or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6.	Certificates

6.1

No share certificates shall be issued by the Company unless, in respect of a class of shares, the Board has either for all or for some holders of such shares (who may be determined in such manner as the Board thinks fit) determined that the holder of such shares may be entitled to share certificates. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

6.2

If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

6.3

All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine (including, without limitation, in the form of Electronic Records) and issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates do not need to be autographic but may be affixed to such certificates by some mechanical or electronic means or may be printed thereon or that such certificates need not be signed by any person, or may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the Company who has signed, or whose facsimile signature has been used on, any certificate ceases for any reason to hold their office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

6.4

Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Act, as the case may be, and the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations or the Companies Act.

6.5

The Board may by resolution decide that the Company shall not deliver certificates for its securities and that, instead, holders of the Company’s securities will have their holdings of securities of the Company evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on, in the case of Shareholders, the Register or, in the case of other securities of the Company, a register of securityholders to be kept by the Company in place of a physical security certificate or evidenced in accordance with the Dutch Statutory Giro System, in each case, pursuant to a registration system that may be adopted by the Company, in conjunction with its transfer agent (if any). This Bye-Law shall be read such that a registered holder of securities of the Company pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of securities evidenced by a physical security certificate. The Board and the Company’s transfer agent may adopt such policies and procedures and require

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such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of such a registration system by electronic, book based, direct registration system or other non-certificated means.

6.6

If the Company is authorised to issue more than one class of shares or more than one series of any class, then the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarised on the face or on the back of any certificate that the Company shall issue to represent such class or series of shares; provided, however, that in lieu of the foregoing requirements, there may be set forth on the face or back of any such certificate a statement that the Company will furnish without charge to each Shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, the Company shall provide such information in a notice to the relevant Shareholder upon request.

7.	Register of shareholders

7.1

The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct in the manner prescribed by the Companies Act. Subject to the provisions of the Companies Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers. The Board may authorise any share on the Register to be included in a branch register or any share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Act.

7.2

In the event shares have been transferred to an Intermediary for the admission into a collective deposit or to Euroclear Nederland for the admission into a giro depot as referred to in the Giro Act, such shares shall be registered in the Register in the name of the Intermediary or Euroclear Nederland, respectively, to be held in accordance with the Giro Act.

7.3

The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the Companies Act. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon (or between such other times as the Board from time to time determines, but no less than two hours) on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.8.

7.4

The Company may request Euroclear Nederland, any Intermediary, custodian, securities depositary (or nominee thereof) or any other person the Company knows or may reasonably assume to professionally hold or administer shares or rights derived therefrom to provide the name, address, holdings of shares or rights derived therefrom, the unique identifier for legal entities and, where applicable, the email address for each participant or person for whom the shares or rights derived therefrom are held or administered.

8.	Register of Directors and Officers

8.1

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Act. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and

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12:00 noon in Bermuda on every working day.

9.	Transfer of shares

9.1	Subject to the Companies Act and to such of the exceptions and restrictions contained in these Bye-Laws as may be applicable:

(a)

a holder of Common Shares may transfer all or any of its Common Shares by an instrument of transfer in the common form, including without limitation common procedures for transfer within the Dutch Statutory Giro System, or in any other form which the Board may approve; and

(b)	a holder of Preference Shares may only transfer all or any of its Preference Shares in accordance with the provisions attaching to such shares from time to time.

9.2

Notwithstanding a transfer within and in accordance with the procedures of the Dutch Statutory Giro System, the instrument of transfer of a share shall be signed by or on behalf of the transferor. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may also decline to register any transfer unless:

(a)

the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

(b)	the instrument of transfer is in respect of only one class of share,

(c)	the instrument of transfer is in favour of less than five (5) persons jointly;

(d)	in case of the transfer of shares held within the Dutch Statutory Giro System, such transfer is made in accordance with the common procedures of the Dutch Statutory Giro System; and

(e)

it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

9.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

9.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

9.5

Notwithstanding anything to the contrary in these Bye-Laws, the Board shall, subject to the Companies Act and other applicable laws and the facilities and requirements of any relevant trading or settlement system concerned, including the Dutch Statuary Giro System, have the power to implement any arrangements it may, in its absolute discretion, think fit in relation to the settlement of transactions of whatever nature concerning such shares in accordance with such trading or settlement system. To the extent such arrangements are so implemented, other than provisions in these Bye-Laws mandated by applicable laws, no provision of these Bye-Laws shall apply or have effect to the extent that it is in any respect inconsistent with the

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requirements of such system.

9.6

Notwithstanding anything to the contrary in these Bye-Laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and requirements of such exchange.

10.	Transmission of shares

10.1

In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was a sole holder, shall be the only person recognised by the Company as having any title to their shares; nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

10.2

Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to their entitlement, either be registered themselves as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, they shall deliver or send to the Company a notice in writing signed by him stating that they so elect. If they shall elect to have their nominee registered, they shall signify their election by signing an instrument of transfer of such share in favour of their nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

10.3

A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to their entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but they shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until they shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered themselves or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

10.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

11.	Increase of authorised capital

The Company may from time to time increase its authorised capital by such sum to be divided into shares as set out in Bye-Law 3.1 as the Company by Resolution shall prescribe.

12.	Alteration of capital

12.1	The Company may from time to time by Resolution:

14	Bye-Laws of Aegon Ltd.

(a)

cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

(b)	change the currency denomination of its share capital;

(c)	consolidate and divide all or any of the Company’s share capital into shares of larger par value than its existing shares; and

(d)

sub-divide the Company’s shares or any of them into shares of smaller par value than is fixed by the Company’s Memorandum of Association, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived.

12.2

Where any difficulty arises in regard to any division, consolidation, or sub-division of shares under this Bye-Law, not being a difficulty regarding the power to effectuate such alterations, the Board may settle the same as it thinks expedient and, in particular, may implement such actions in a manner which does not result in fractional shares (whether by rounding or in any other manner as the Board deems fit) or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall their title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

13.	Reduction of capital

13.1

Subject to the Companies Act, its Memorandum of Association and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital, provided that such reduction shall only become effective with the approval of the Board and, in so far the reduction concerns the Preference Shares, by Resolution of the meeting of holds of Preference Shares.

13.2

In relation to any such reduction, the Board may, subject to the approval by Resolution, determine the terms upon which such reduction is to be effected including, in the case of a reduction of part or only of a class of shares, those shares to be affected, subject to Bye-Law 14.1.

14.	Business Combinations with Interested Shareholders

14.1

(a) Notwithstanding any other provisions of these Bye-Laws and the Companies Act, the Company shall not engage in any business combination with any Interested Shareholder for a period of 3 years following the time that such Shareholder became an Interested Shareholder, unless:

(1) Prior to such time the Board of the Company approved either the business combination or the transaction which resulted in the Shareholder becoming an Interested Shareholder;

(2) Upon consummation of the transaction which resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the Interested Shareholder) those shares owned (i) by persons who are Directors and also Officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan

Bye-Laws of Aegon Ltd	15

will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination is approved by the Board and authorized at an annual or special general meeting of Shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the Interested Shareholder.

(b) The restrictions contained in this Bye-Law 14.1 shall not apply if:

(1) The Company, by action of its Shareholders, adopts an amendment to its Bye-Laws expressly electing not to be governed by this Bye-Law 14.1; provided that such amendment adopted pursuant to this paragraph shall become effective 12 months after the date of the adoption of such amendment, and the election not to be governed by this Bye-Law 14.1 shall not apply to any business combination between such Company and any person who became an Interested Shareholder of such Company on or before the date of the adoption of such amendment. A Bye-Law amendment adopted pursuant to this paragraph shall not be further amended by the Board;

(2) The Company does not have a class of voting shares that is: (i) listed on a recognised stock exchange; or (ii) held of record by more than 2,000 Shareholders, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Shareholder or from a transaction in which a person becomes an Interested Shareholder;

(3) A Shareholder becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the 3-year period immediately prior to a business combination between the Company and such Shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership;

(4) The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes 1 of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an Interested Shareholder during the previous 3 years or who became an Interested Shareholder with the approval of the Company’s Board or during the period described in paragraph (b)(5) of this Bye-Law 14.1; and (iii) is approved or not opposed by a majority of the members of the Board then in office (but not less than 1) who were Directors prior to any person becoming an Interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (x) an amalgamation or merger of the Company (except for a amalgamation or merger in respect of which, pursuant to the Companies Act, no vote of the Shareholders of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in 1 transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the Company. The Company shall give not less than 20 Clear Days’’; notice to all Interested Shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph; or

(5) The business combination is with an Interested Shareholder who became an Interested Shareholder at a time when the restrictions contained in this Bye-Law 14.1 did

16	Bye-Laws of Aegon Ltd.

not apply by reason of any of paragraphs (b)(1) through (2) of this Bye-Law 14.1, provided, however, that this paragraph (b)(5) shall not apply if, at the time such Interested Shareholder became an Interested Shareholder, the Company’s Memorandum of Association contained a provision authorized by the last sentence of this paragraph (b).

Notwithstanding paragraphs (b)(1) and (2) of this Bye-Law 14.1, a company may elect by a provision of its Memorandum of Association or any amendment thereto to be governed by this Bye-Law 14.1; provided that any such amendment to the Memorandum of Association shall not apply to restrict a business combination between the Company and an Interested Shareholder of the Company if the Interested Shareholder became such before the date and time at which the amendment to the Memorandum of Association filed with the Registrar of Companies in accordance with the Companies Act becomes effective.

(c) As used in this Bye-Law Section 14.1 only, the term:

(1) “Affiliate”; means a person that directly, or indirectly through 1 or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) “Associate”; when used to indicate a relationship with any person, means: (i) Any company, partnership, unincorporated association or other entity of which such person is a Director, Officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) “Business combination”; when used in reference to any company and any Interested Shareholder of such company, means: (i) Any amalgamation or merger of the Company or any direct or indirect majority-owned subsidiary of the Company with (A) the Interested Shareholder, or (B) with any other company, partnership, unincorporated association or other entity if the amalgamation or merger is caused by the Interested Shareholder and as a result of such amalgamation or merger paragraph (a) of this Bye-Law 14.1 is not applicable to the surviving entity; (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Shareholder of such Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; (iii) Any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Shareholder, except: (A) Pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to an amalgamation or merger under the Companies Act; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such Company subsequent to the time the Interested Shareholder became such; (D) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (E) any issuance or transfer of shares by the Company; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the shares of any class or series of the Company or

Bye-Laws of Aegon Ltd	17

of the voting shares of the Company; (iv) Any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of shares not caused, directly or indirectly, by the Interested Shareholder; or (v) Any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a Shareholder of such Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (c)(3)(i)-(iv) of this Bye-Law 14.1) provided by or through the Company or any direct or indirect majority-owned subsidiary.

(4) “Control”; including the terms “controlling”; “controlled by”; and “under common control with”; means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this Bye-Law 14.1, as an agent, bank, broker, nominee, custodian or trustee for 1 or more owners who do not individually or as a group have control of such entity.

(5) “Interested Shareholder”; means any person (other than the Company and any direct or indirect majority-owned subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder, and the affiliates and associates of such person; provided, however, that the term “Interested Shareholder”; shall not include (x) any person who (A) owned shares in excess of the 15% limitation set forth herein as of, or acquired such shares pursuant to a tender offer commenced prior to the date of adoption of these Bye-Laws or pursuant to an exchange offer announced prior to the aforesaid date and commenced within 90 days thereafter and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the Company or (II) is an affiliate or associate of the Company and so continued (or so would have continued but for action by the Company) to be the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such a person is an Interested Shareholder or (B) acquired said shares from a person described in item (A) of this paragraph by gift, inheritance or in a transaction in which no consideration was exchanged; or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of paragraph (c)(9) of this this Bye-Law 14.1 but shall not include any other unissued shares of such Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6) “Person”; means any individual, company, partnership, unincorporated association or

18	Bye-Laws of Aegon Ltd.

other entity.

(7) “Shares”; means, with respect to any company, share capital and, with respect to any other entity, any equity interest.

(8) “Voting shares”; means, with respect to any company, shares of any class or series entitled to vote generally in the election of Directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting shares shall refer to such percentage of the votes of such voting shares.

(9) “Owner”; including the terms “own”; and “owned”; when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates: (i) Beneficially owns such shares, directly or indirectly; or (ii) Has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares is accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (iii) Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

(d) No provision of a Memorandum of Association or Bye-Law shall require, for any vote of Shareholders required by this Bye-Law 14.1, a greater vote of Shareholders than that specified in this Bye-Law 14.1.

(e) The Supreme Court of Bermuda shall have exclusive jurisdiction to hear and determine all matters with respect to this Bye-Law 14.1.

15.	General meetings and resolutions in writing

15.1

Save and to the extent that the Company elects to dispense with the holding of one or more of its annual general meetings in the manner permitted by the Companies Act, the Board shall convene, and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Act. Subject to these Bye-Laws and the Companies Act, general meetings shall be held at such time and place as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when requisitioned by Shareholders pursuant to the provisions of the Companies Act, convene general meetings other than annual general meetings, which shall be called special general meetings, at such time and place as the Board may appoint.

15.2	Subject to the Companies Act, special general meetings of the Company may be called only:

(a)	by the Chairperson;

(b)	by the Board, pursuant to a resolution approved by a majority of the Directors then in office; or

Bye-Laws of Aegon Ltd	19

(c)

by the Directors, following receipt of one or more written demands to call a special general meeting in accordance with, the Companies Act from Shareholders who hold, in the aggregate, not less than one-tenth of such of the paid-up capital of the company as at the date of the deposit carries the right of voting at general meetings of the Company,

15.3

Subject to the Companies Act, the notice of a special general meeting shall state the purpose or purposes of the special general meeting, and the business to be conducted at the special general meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Bye-Law 15, Shareholders shall not be permitted to propose business to be brought before a special general meeting.

15.4

In addition to the requirements of this Bye-Law, each Requesting Person shall comply with all requirements of the Companies Act and all applicable laws, including the rules of any stock exchange on which the shares of the Company are listed, with respect to a demand to call a special general meeting.

15.5

Any action required or permitted to be taken by the Shareholders must be effected at a duly called annual general meeting or special general meeting of the Company. Any Resolution on which the holders of Common Shares are entitled to vote may not be passed by way of a resolution in writing.

16.	Notice of shareholder meetings

16.1

An annual general meeting, special general meeting, or meeting of holders of any class of shares shall be called by not less than thirty (30) Clear Days’ notice in writing. The notice shall specify the place, day and time of the meeting, means of electronic communication, if any, and, the nature of the business to be considered. Notice of every general meeting or a meeting of holders of any class of shares shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and to each Director, and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to them or it.

16.2

If notice of a general meeting or a meeting of holders of any class of shares is for a shorter period than specified in Bye-Law 16.1 or if no notice is sent in accordance with Bye-Law 16.1, a general meeting or a meeting of holders of any class of shares may only be deemed to have been duly called if it is so unanimously agreed by all of the Shareholders entitled to attend and vote thereat.

16.3

Provided that a general meeting or a meeting of holders of any class of shares is otherwise called in accordance with Bye-Law 16.1, the accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

16.4

A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

16.5

The Board may cancel or postpone a general meeting or a meeting of holders of any class of shares after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific

20	Bye-Laws of Aegon Ltd.

date, notice of the new meeting in accordance with this Bye-Law.

17.	Proceedings at shareholder meetings

17.1

In accordance with the Companies Act, a general meeting or a meeting of holders of any class of shares may be held with only one (1) individual present, provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting or a meeting of holders of any class of shares unless a quorum is present at the time that the meeting proceeds to business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

17.2	The absence of a quorum shall not be treated as part of the business of the meeting and therefore not preclude the appointment, choice or election of a chairperson.

17.3

Save as otherwise provided in these Bye-Laws, a Shareholder or Shareholders present in person or by proxy and entitled to vote representing the holders of more than one third (1/3) of the issued shares entitled to vote at such meeting shall be a quorum.

17.4

A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If a quorum is not present within five (5) minutes (or such longer time as the chairperson of the meeting may determine to wait) after the time appointed for the meeting, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairperson of the meeting may determine and at such adjourned meeting two (2) Shareholders present in person or by proxy and entitled to vote and representing the holders of more than one third of the issued shares entitled to vote at such meeting or the highest amount required from time to time by any stock exchange on which any of the shares are listed shall be a quorum, provided that if the Company or a class of Shareholders only has one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The Company shall give not less than thirty (30) Clear Days’ notice of any meeting adjourned through want of a quorum and such notice shall state the quorum shall be as set out in the preceding sentence. If at the adjourned meeting a quorum is not present within fifteen (15) minutes after the time appointed for holding the meeting, or such other time the chairperson of the meeting may determine, the meeting shall be dissolved.

17.5

A general meeting or a meeting of holders of any class of shares shall be held at a physical location at such time and place as the Board shall appoint, provided that the Board may decide that (i) each Shareholder has the right to take part in, address and, to the extent he is entitled to vote, to vote at the physical meeting using electronic means of communication, to which use of electronic means of communications the Board may attach conditions, or (ii) to organise the meeting by sole means of electronic communication (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

17.6	Subject to the Companies Act, a Resolution may only be put to a vote at a general meeting or a meeting of holders of any class of shares if:

(a)	it is proposed by or at the direction of the Board; or

(b)	it is proposed at the direction of the Court; or

(c)

it is proposed on the requisition in writing of (i) Shareholders representing at least one per cent (1%) of the shares, or (ii) not less than one hundred (100) Shareholders, and is made in accordance with, the relevant provisions of the Companies Act; or

Bye-Laws of Aegon Ltd	21

(d)	the chairperson of the meeting in their absolute discretion decides that the Resolution may properly be regarded as within the scope of the meeting.

17.7

Subject to the Companies Act, any matter that is not expressly reserved for, or that does not expressly require the, Shareholders’ prior approval by Resolution pursuant to the Companies Act or these Bye-Laws, may only be put as a non-voting discussion item that shall be non-binding on the Company and the Board to a general meeting or a meeting of holder of any class of shares unless otherwise determined by, in the case of a Resolution pursuant to Bye-Laws 17.6(a) or 17.6(c), the Board; in the case of a Resolution pursuant to Bye-Law 17.6(b), a competent court; or in the case of a Resolution pursuant to Bye-Law 17.6(d), the chairperson of that meeting, in each case, in the sole discretion of such determiner.

17.8

No amendment may be made to a Resolution, at or before the time when it is put to a vote, unless the chairperson of the meeting in their absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

Advance notice of business proposed to be brought by Shareholders before any general meeting of the Company shall be given in the manner provided in this Bye-Law 17. At any general meeting, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Bye-Law 17.

17.9

For business to be properly brought before an annual general meeting by a Shareholder pursuant to Bye-Law 17.6(c), the Shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary at the Registered Office, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Bye-Law 17.

17.10

To be timely, a Shareholder’s notice must be delivered to, or mailed and received at, the Registered Office not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting; provided, however, that if the date of the annual general meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Shareholder to be timely must be so delivered, or mailed and received, not more than the one hundred and twentieth (120th) day prior to such annual general meeting and not later than (i) the ninetieth (90th) day prior to such annual general meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual general meeting was first made by the Company (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

17.11	To be in proper form for purposes of this Bye-Law, a Shareholder’s notice to the Secretary shall set forth:

(a)

As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Company’s books and records), (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or Beneficially Owned by such Proposing Person, except that such Proposing Person shall in all events for purposes of this Bye-Law 17.11 be deemed to Beneficially Own any shares of any class or series of shares of the Company as to which such Proposing Person has a right to acquire Beneficial Ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition, and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Shareholder

22	Bye-Laws of Aegon Ltd.

Information”);

(b)

As to each Proposing Person, (A) the material terms and conditions of any derivative or synthetic arrangement (a “Synthetic Equity Position”) in respect of any class or series of shares of the Company that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any shares of any class or series of shares of the Company, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Company, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction, or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Company, or (z) increase or decrease the voting power in respect of any class or series of shares of the Company, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person that is a derivatives dealer acting in the ordinary course of its business as such shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) a description of any agreement, arrangement, understanding or relationship with respect to any rights to dividends on the shares of any class or series of shares of the Company Beneficially Owned by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Company, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of the Company, (D) any agreement, arrangement, understanding or relationship with respect to voting any shares of the Company between or among such Proposing Person and any other person, (E) any material pending or threatened legal proceeding in which such Proposing

Bye-Laws of Aegon Ltd	23

Person is a party or participant involving the Company or any of its Officers or Directors, (F) any other material relationship between such Proposing Person, on the one hand, and the Company or any of its Officers or Directors, on the other hand, (G) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Company or any affiliate of the Company (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (H) any proportionate interest in shares of the Company or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, Beneficially Owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, Beneficially Owns an interest in the manager or managing member of such limited liability company or similar entity, (I) a representation as to whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to the holders of at least the percentage of the Company’s issued shares required to approve or adopt the proposal or otherwise to solicit proxies from Shareholders in support of such proposal, and (J) any other information relating to such Proposing Person that would be required to be disclosed pursuant to the rules of any stock exchange on which the shares of the Company are listed (the disclosures to be made pursuant to the foregoing clauses (A) through (J) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Shareholder directed to prepare and submit the notice required by these Bye-Laws on behalf of a Beneficial Owner;

(c)

As to each item of business that the Shareholder proposes to bring before the annual general meeting, (A) a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bye-Laws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such Shareholder, and (D) any other information relating to such item of business that would be required to be disclosed pursuant to the rules of any stock exchange on which the shares of the Company are listed; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Shareholder directed to prepare and submit the notice required by these Bye-Laws on behalf of a Beneficial Owner.

For the purposes of this Bye-Law, the term “Proposing Person” shall mean (i) the Shareholder providing the notice of business proposed to be brought before the annual general meeting, (ii) the Beneficial Owner or Beneficial Owners, if different, on whose behalf the notice of the business proposed to be brought before the annual general meeting is made, and (iii) any affiliate of such Shareholder or Beneficial Owner.

The Board may request that any Proposing Person furnish such additional information as may be reasonably required by the Board. Such Proposing Person shall provide such additional information within ten (10) Business Days after it has been requested by the Board.

A Proposing Person shall update and supplement its notice to the Company of its intent to propose business at an annual general meeting, if necessary, so that the information provided

24	Bye-Laws of Aegon Ltd.

or required to be provided in such notice pursuant to this Bye-Law shall be true and correct as of the record date for Shareholders entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the Registered Office not later than five (5) Business Days after the record date for Shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Bye-Law shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the Shareholders.

Notwithstanding anything in these Bye-Laws to the contrary, no business shall be conducted at an annual general meeting that is not properly brought before the meeting in accordance with this Bye-Law 17. The chairperson of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with this Bye-Law 17, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

In addition to the requirements of this Bye-Law 17 with respect to any business proposed to be brought before an annual general meeting, each Proposing Person shall comply with all applicable requirements of the Companies Act and the rules of any stock exchange on which the shares of the Company are listed with respect to any such business.

For the purposes of these Bye-Laws, “public disclosure” shall mean disclosure in a press release reported by an international news service or in a document publicly filed by the Company with the relevant stock exchange or regulatory authority on which the shares of the Company are listed.

17.12

Each Director shall be entitled to attend and speak at any general meeting or a meeting of holders of any class of shares. The Resident Representative, if any, upon giving the notice referred to in Bye-Law 17.1 above, shall be entitled to attend and speak at any general meeting or a meeting of holders of any class of shares.

17.13

The Chairperson shall preside as chairperson at every general meeting or a meeting of holders of any class of shares of the Company. If the Chairperson is absent, the Vice-Chairperson shall preside as chairperson of the meeting, unless the Board has designated another person for that purpose. If the chairpersonship of the meeting is not provided for in accordance with the preceding two sentences, the meeting itself will appoint a chairperson. If the Secretary is absent and no replacement has been designated prior to the meeting, the chairperson of the meeting shall appoint another person to act as secretary of the meeting. If desired, one or more scrutineers may be appointed by the chairperson of the meeting. If one or more scrutineers are appointed by the chairperson of the meeting pursuant to this Bye-Law, each such scrutineer shall (i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies, (ii) count and tabulate all votes, (iii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the scrutineer(s), and (iv) certify the determination of the number of shares represented at the meeting and the count of all

Bye-Laws of Aegon Ltd	25

votes. The report or certificate of any scrutineer shall be prima facie evidence of the facts stated therein. The scrutineers may appoint such persons to assist them in performing their duties as they determine.

17.14

If the chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in their ruling. Any ruling by the chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

17.15

The chairperson of the meeting may, with the consent by Resolution of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. In addition to any other power of adjournment conferred by law, the chairperson of the meeting may at any time without consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place (or sine die) if, in their opinion, it would facilitate the conduct of the business of the meeting to do so or if they are so directed (prior to or at the meeting) by the Board. When a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Board. When a meeting is adjourned for three (3) months or more or for an indefinite period, at least thirty (30) Clear Days’ notice shall be given of the adjourned meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

18.	Voting

18.1

Save where a greater majority is required by the Companies Act or the Bye-Laws, any question proposed for consideration at any general meeting or a meeting of holders of any class of shares shall be decided on by a simple majority of votes cast.

18.2

Abstentions and broker non-votes will not be deemed a vote “for” or “against” any matter or nominee and will not be counted in determining the number of votes cast. Subject to Bye-Laws 18.11 and 34.2 and to any rights or restrictions attached to any class of shares, at any general meeting or meeting of holders of any class of shares of the Company, each Shareholder present in person or by proxy shall be entitled to vote on any question to be decided on a poll vote and each Shareholder present in person or by proxy shall be entitled on a poll to vote for each share held by them.

18.3	At any general meeting or a meeting of holders of any class of shares, a Resolution put to the vote of the meeting shall be decided by a poll vote.

18.4	On a poll, votes may be cast in person, by proxy or in the form of an Electronic Record.

18.5	A poll may be conducted by way of paper ballot or electronic voting device.

18.6	A person entitled to more than one vote on a poll need not use all their votes or cast all the votes they use in the same way.

18.7

In the case of an equality of votes at a general meeting or a meeting of holders of any class of shares, the chairperson of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.

18.8

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in

26	Bye-Laws of Aegon Ltd.

the Register in respect of the joint holding.

18.9

A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by their receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings or a meeting of holders of any class of shares.

18.10

No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

18.11	The decision of the chairperson of a general meeting or a meeting of holders of any class of shares on the outcome of a vote on any matter shall be final and decisive. If:

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairperson of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairperson of the meeting decides that the same may have affected the decision of the meeting. The decision of the chairperson of the meeting on such matters shall be final and conclusive.

18.12

When determining how many votes are cast by Shareholders, how many Shareholders are present or represented at a meeting or what portion of the Company’s issued capital is represented at a meeting, no account will be taken of shares for which no votes can be cast by law.

19.	Proxies and corporate representatives

A Shareholder may appoint one or more persons as their proxy, with or without the power of substitution, to represent him and vote on their behalf in respect of all or some only of their shares at any general meeting (including an adjourned meeting) and any meeting of the relevant class of shares. A proxy need not be a Shareholder. The instrument appointing a proxy shall be in writing executed by the appointor or their attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or executed by an officer, attorney or other person authorised to sign the same, or in the form of an Electronic Record. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period or is stated to be irrevocable.

19.1

A Shareholder which is a corporation or any other legal entity may, by written authorisation, appoint any person (or two (2) or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and any meeting of the relevant class of shares and such a corporate representative may exercise the same powers on behalf of the corporation or any other legal entity which they represents as that corporation or any other legal entity could exercise if it were an individual

Bye-Laws of Aegon Ltd	27

Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it.

19.2

Any Shareholder may appoint a proxy or (if a corporation or any other legal entity) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation or any other legal entity) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation or any other legal entity) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

19.3

A Shareholder may appoint a proxy which may be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at the general meeting or at the meeting of the relevant class of shares at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

19.4

Subject to Bye-Laws 20.3 and 20.4, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office or at such place or places and at such time as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith, prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

19.5	The decision of the chairperson of any general meeting or meeting of holders of any class of shares as to the validity of any appointments of a proxy shall be final.

19.6

Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, make available with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws

28	Bye-Laws of Aegon Ltd.

relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutatis mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

19.7

A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

19.8

Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

20.	Election, suspension and removal of Directors

20.1	The Board shall determine the number of Directors in its sole discretion, provided that the majority of the Board shall consist of Non-Executive Directors.

20.2

Subject to the special rights, if any, of the holders of one or more outstanding series of Preference Shares to elect Directors, until the Declassification Time the Directors shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III, as nearly equal in number as reasonably possible. The first term of office for the Class I Directors shall expire at the 2028 annual general meeting. The first term of office for the Class II Directors shall expire at the 2029 annual general meeting. The first term of office for the Class III Directors shall expire at the 2030 annual general meeting. At the 2028 annual general meeting, the Class I Directors shall be elected for a term of office to expire at the 2029 annual general meeting. At the 2029 annual general meeting, the Class II Directors shall be elected for a term of office to expire at the 2030 annual general meeting. At the 2030 annual general meeting, the Class I, II and III Directors shall be elected for a term of office to expire at the 2031 annual general meeting. Effective as of the conclusion of the 2030 annual general meeting (the “Declassification Time”), the Board will no longer be classified and Directors shall no longer be divided into three classes. Prior to the Declassification Time, if the number of Directors is changed, the number of Directors in each class shall be so apportioned among the classes as to make all classes as nearly equal in number as reasonably possible. The Board is authorised to designate members of the Board already in office as Class I, Class II and Class III. No decrease in the number of Directors shall shorten the term of any incumbent Director. From and after the Declassification Time, each Director shall be elected for a term of office to expire at the next annual general meeting and until such Director’s successor shall have been duly elected and qualified or until any such Director’s earlier death, resignation retirement, disqualification or removal. A Director will be eligible for re-election upon expiry of his term.

20.3	The election or re-election of Directors by the general meeting follows the following procedure and majority requirements.

(a)	No person shall be nominated as a Director unless (i) they are nominated by the Board in accordance with Bye-Law 17.6(a) and any board rules applicable to the Board from

Bye-Laws of Aegon Ltd	29

time to time or by Shareholders in accordance with Bye-Law 17.6(c) and (ii) the nomination complies with this Bye-Law and Bye-Law 20.4.

(b)

In the case of an election or re-election proposed by a Shareholder in accordance with Bye-Law 17.6(c) and provided within the notice period set-out in Bye-Law 17.10 to be effected at an annual general meeting, a notice executed by a Shareholder must have been received by the Secretary of the Company of the intention to propose such person for election, setting forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director the information detailed in Bye-Law 20.4. In the case of any notice of a nomination of a person by a Shareholder for election or re-election as a Director at a special general meeting, such notice must be given within due observance the notice period set-out in Bye-Law 17.10.

(c)	The election or re-election of any person proposed as a Director shall be effected by a separate Resolution.

(d)

Unless otherwise required by the Companies Act, the election or re-election of Directors shall be decided by the applicable threshold of the majority of the votes cast specified below, in each case at a general meeting of the Company, at which a quorum as referred to in Bye-Law 17.1 is present, by the Shareholders entitled to vote on the matter. The election or re-election of a Director shall be decided on in accordance with the following:

(i)

The election or re-election of a Director pursuant to Bye-Law 20.3 shall be by a simple majority of votes cast (excluding abstentions and broker non-votes), provided, however, in the case where the number of director nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by a plurality of the votes cast (instead of votes for or against a nominee). An election shall be considered a Contested Election if, there are more director nominees for election than positions on the Board to be filled by election at such meeting. Abstentions and broker non-votes will not be deemed a vote “for” or “against” a director.

20.4	The nomination of any person for election as a Director shall include:

(a)	the nominee’s name and age;

(b)	whether such person is nominated for election as Executive Director or Non-Executive Director;

(c)	the principal occupation or employment of each such nominee;

(d)	the class and number of shares which are owned of record and Beneficially Owned by each such nominee (if any); and

(e)

such other information concerning each such nominee as would be required to be disclosed pursuant to the rules of any stock-exchange or regulatory authority to which the Company is subject; provided that, the Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.

In addition to the information required pursuant to Bye-Law 20.4 in respect of each proposed nominee, a Shareholder providing notice of any nomination proposed to be made at a general meeting (a “Nominating Person”) shall set forth in such notice:

(a)	the Shareholder Information (as defined in Bye-Law 17) in respect of each Nominating

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Person;

(b)	the Disclosable Interests (as defined in Bye-Law 17) in respect of each Nominating Person; and

(c)

as to each candidate whom a Nominating Person proposes to nominate for election as a Director, all information relating to such person that would be required to be disclosed pursuant to the rules of any stock exchange on which the shares of the Company are listed, including such person’s written consent to being named as a nominee and to serving as a Director if elected.

For the purposes of this Bye-Law 20, the term “Nominating Person” shall mean (i) the Shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the Beneficial Owner or Beneficial Owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate of such Shareholder or Beneficial Owner.

The Board may request that any Nominating Person furnish such additional information as may be reasonably required by the Board. Such Nominating Person shall provide such additional information within ten (10) Business Days after it has been requested by the Board.

A Nominating Person shall update and supplement its notice to the Company of any nomination proposed to be made at a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Bye-Law 20 shall be true and correct as of the record date for Shareholders entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the Registered Office not later than five (5) Business Days after the record date for Shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Bye-Law shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Shareholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination.

To be eligible to be a candidate for election as a Director of the Company at an annual general meeting or special general meeting, a candidate must be nominated in the manner prescribed in this Bye-Law 20 and the candidate for nomination, whether nominated by the Board or by a Shareholder, must have previously delivered to the Secretary at the Registered Office:

(i)

a completed written questionnaire (in the form provided by the Company within ten (10) Business Days upon written request of any Shareholder therefor) with respect to the background, qualifications, share ownership and independence of such proposed nominee; and

(ii)

a written representation and agreement (in the form provided by the Company within ten (10) Business Days upon written request of any Shareholder therefor) that such candidate for nomination (A) is not and, if elected as a Director during his or her term of office, will not become a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation or reimbursement

Bye-Laws of Aegon Ltd	31

for service as a Director that has not been disclosed to the Company, and (C) if elected as a Director, will comply with all applicable corporate governance, conflict of interest, confidentiality, share ownership and trading and other policies and guidelines of the Company applicable to Directors and in effect during such person’s term of office as a Director (and, if requested by the Company, will provide the Company with a signed and completed copy of all questionnaires required of Directors of the Company).

(iii)

A candidate for nomination as a Director shall further update and supplement the materials delivered pursuant to this Bye-Law 20, if necessary, so that the information provided or required to be provided shall be true and correct as of the record date for Shareholders entitled to vote at the meeting and as of the date that is ten (10) Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the Registered Office not later than five (5) Business Days after the record date for Shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting or any adjournment or postponement thereof).

No candidate nominated by a Shareholder shall be eligible for nomination as a Director of the Company unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination have complied with this Bye-Law 20. The chairperson of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Bye-Law 20, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question shall be void and of no force or effect.

Notwithstanding anything in these Bye-Laws to the contrary, no candidate for nomination shall be eligible to be seated as a Director of the Company unless nominated in accordance with this Bye-Law 20 and elected as a Director.

In no event shall any adjournment or postponement of an annual general meeting or special general meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Nominating Person’s notice as described in Bye-Law 20.3(b).

In addition to the requirements of this Bye-Law 20 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Companies Act and the rules of any stock exchange on which the shares of the Company are listed with respect to any such nominations.

20.5

All Directors, upon election, except upon re-election at an annual general meeting, must provide written acceptance of their election, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their election.

Whenever the holders of any one or more series of Preference Shares issued by the Company shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Directors at an annual or special general meeting, the election, term of office, removal and other features of such directorships shall be governed by the terms of issue of such series of Preference Shares. Notwithstanding anything to the contrary in this Bye-Law 20, the number of Directors that may be elected by the holders of any such series of Preference Shares shall be in addition to the number fixed pursuant to Bye-Law 20.1, and the total number of Directors constituting the whole Board shall be automatically adjusted accordingly.

32	Bye-Laws of Aegon Ltd.

20.6

Except as otherwise provided in the terms of issue in respect of one or more series of Preference Shares, whenever the holders of any series of Preference Shares having such right to elect additional Directors are divested of such right pursuant to the provisions of such terms of issue, the terms of office of all such additional Directors elected by the holders of such series of Preference Shares, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total authorised number of Directors of the Company shall automatically be reduced accordingly.

Subject to the special rights, if any, of the holders of one or more outstanding series of Preference Shares to elect Directors, except as otherwise provided by law, any vacancies on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of Directors shall be filled exclusively by the affirmative vote of a majority of the Directors then in office, even though less than a quorum, or by a sole remaining Director (other than any Directors elected by the separate vote of one or more outstanding series of Preference Shares), and shall not be filled by the Shareholders. Any Director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such Director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification or removal. From and after the Declassification Time, any Director so chosen shall hold office until the next election of Directors and until such Director’s successor shall have been duly elected and qualified or until any such Director’s earlier death, resignation or removal.

20.7

Prior to the Declassification Time, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then issued and outstanding shares of the Company entitled to vote at an election of directors, voting together as a single class at a meeting called for that purpose; and (y) from and after the Declassification Time, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the Shares, voting together as a single class, at a meeting called for that purpose.

20.8

An Executive Director may be suspended by the Board at any time (without the sanction of a Resolution). A suspension of an Executive Director may be extended by the Board one or more times, but may not last longer than three (3) months in aggregate. If, at the end of that period, no decision has been taken on termination of the suspension or on removal, the suspension shall end. The Executive Directors shall not participate in any deliberations and decision-making in the Board that concerns the suspension of an Executive Director.

21.	Resignation and disqualification of Directors

21.1	The office of a Director shall be deemed to have been vacated if he:

(a)	resigns by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

(b)	becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that such Director’s office is vacated, or dies;

(c)	becomes bankrupt under the laws of any country;

(d)	is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business;

Bye-Laws of Aegon Ltd	33

(e)	ceases to be a Director by virtue of the Companies Act or these Bye-Laws or is removed from office pursuant to these Bye-Laws;

(f)	is the subject of a vote for his removal passed in accordance with Bye-Law 20.7.

21.2	The provisions of section 93(2) of the Companies Act 1981 of Bermuda shall not apply to the Company.

22.	Alternate Directors

No Director may appoint any other person to be an alternate Director.

23.	Director’s interests

23.1

Subject to the provisions of the Companies Act and Bye-Law 24.2, a Director may notwithstanding their office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested.

23.2

Any Director must inform the Board of any potential conflict of interest, which is a conflict between a direct or indirect personal interest of a Director and the interest of the Company or its business. So long as, where it is necessary, they declare the nature of their interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Act, a Director shall not by reason of their office be accountable to the Company for any benefit which they derive from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit. Upon disclosure of such potential conflicted interest to the Board, the Board will determine, on a simple majority vote, if such Director’s interest does indeed conflict with the interests of the Company or its business in such way as described in the first sentence. The respective Director shall not participate in any deliberations and decision-making of the Board, unless the Board decides otherwise. The conflicted Director shall not count towards the quorum of the Board meeting for that specific matter only. The determination of a conflict and decision to permit a conflicted Director to vote shall be taken without the respective Director participating in the deliberations and decision-making. If all Directors are conflicted, all Directors shall be permitted to participate in the deliberations and decision-making on the relevant subject in the Board.

23.3

For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder or Beneficial Owner of ten per cent (10%) or more of any class of the equity share capital of any body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director as bare or custodian trustee and of which he is no Beneficial Owner, any shares comprised in a trust in which the Director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

24.	Powers and duties of the Board

34	Bye-Laws of Aegon Ltd.

24.1

Subject to the provisions of the Companies Act and these Bye-Laws, the Board shall manage and conduct the business of the Company and is responsible for the general affairs of the company, including setting the strategy of the Company. The Board may delegate powers, authorities, discretions and tasks in accordance with Bye-Law 26.3.

24.2

Subject to the provisions of the Companies Act and these Bye-Laws, the Board may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

24.3

The Board may exercise all the powers of the Company except those powers that are required by the Companies Act or these Bye-Laws to be exercised by the Shareholders, the Shareholders’ meeting or a meeting of holders of any class of shares.

24.4	Nothing in this Bye-Law, express or implied, is intended to or shall create or grant any right or cause of action to, by or for any person (other than the Company).

25.	Remuneration

25.1

The Board shall determine the remuneration and other terms of service of the Directors. The Executive Directors shall not participate in the deliberations and decision-making process of the Board in determining the remuneration and other terms of service for the Directors.

25.2

At every annual general meeting, the Board shall present Shareholders with a remuneration report regarding the remuneration provided to the Directors for the prior financial year and such report shall be put to an advisory vote of the Shareholders, which vote shall not be binding on the Board or the Company.

26.	Delegation of the Board’s powers

26.1	Subject to the Companies Act, these Bye-Laws and any restrictions implemented by the Board, the Board or any individual Executive Director may act for, on behalf of, and in the name of the Company.

26.2

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company

26.3

The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 26.4, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions but no person dealing in good faith and without notice of such revocation or variation shall be

Bye-Laws of Aegon Ltd	35

affected thereby. Such delegation of powers, authorities and discretions shall be included in the set of rules and regulations as referred to in Bye-Law 27.3.

26.4

The Board may, from time to time, establish such committees, in each case, it deems fit and may delegate any of its powers, authorities and discretions to such committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board.

27.	Proceedings of the Board

27.1	The Board will designate one of the Non-Executive Directors as Chairperson.

27.2

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Unless otherwise specified in these Bye-Laws or in the regulations referred to in Bye-Law 27.3, questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes on matters that are resolved on by the full Board as determined in the regulations referred to in Bye-Law 27.3 the chairperson of the meeting shall be entitled to a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

27.3

The Board may draw up a set of rules and regulations governing the exercise of its powers, authorities and discretions, including the delegation of any of the powers, authorities and discretions exercisable by the Board. In conducting its proceedings, the Board shall conform to any such rules and regulations.

27.4

Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

27.5

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Directors then in office. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and, subject to Bye-Law 24.2, be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

27.6

The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at and to receive minutes of all meetings of the Board.

27.7

So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting and setting the agenda for such general meeting.

27.8

The Chairperson shall preside as chairperson at every meeting of the Board. If the Chairperson is not present, the Directors present may choose one of their number to be chairperson of the Board meeting.

27.9

The meetings and proceedings of any committee of the Board consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any rules or regulations imposed by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. A committee

36	Bye-Laws of Aegon Ltd.

may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

27.10

A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board, as provided for in these Bye-Laws or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

27.11

A meeting of the Board or a committee of the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting are physically assembled, or, if there is no such group, where the chairperson of the meeting then is.

27.12

All acts done by the Board or by any committee of the Board or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the election of any member of the Board or such committee or person acting as aforesaid or that he was disqualified or had vacated his office, be as valid as if every such person had been duly elected and was qualified and had continued to be a Director, member of such committee or person so authorised.

27.13

The Company may by Resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Bye-Laws prohibiting a Director from voting at a meeting of the Board or of a committee of the Board, or ratify any transaction not duly authorised by reason of a contravention of any such provisions.

27.14

If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairperson of the Board meeting and their ruling in relation to any Director other than themselves shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chairperson of the Board meeting, it shall be decided by resolution of the Board (on which the chairperson of the Board meeting shall not deliberate or vote) and such resolution will be final and conclusive except in a case where the interests of the chairperson of the Board meeting have not been fairly disclosed.

28.	Officers

28.1

The Board may appoint such Officers as the Board may determine from time to time. Any person appointed as Officer pursuant to this Bye-Law shall hold office for such period and upon such terms and with such powers and duties as the Board may determine. The Board may revoke or terminate any such appointment.

28.2

Save as otherwise provided, the provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers and any vacancy occurring in any office of the Company shall be filled by the Board.

28.3	The Chairperson, any Executive Director, or any other person authorised by the Board, is

Bye-Laws of Aegon Ltd	37

authorised to vote, represent and exercise on behalf of the Company all rights incidental to any and all shares or voting securities of any other corporation, partnership or other legal entity standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorised to do so by proxy or power of attorney duly executed by such person having the authority.

29.	Secretary and resident representative

29.1

The Secretary and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the Board.

29.2

A provision of the Companies Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

30.	The seal

30.1

The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

30.2	Any document required to be under seal or executed as a deed on behalf of the Company may be:

(a)	executed under the Seal in accordance with these Bye-Laws; or

(b)	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

30.3

The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

(a)	a Director; or

(b)	the Secretary; or

(c)	any one person authorised by the Board for that purpose.

31.	Dividends and other payments

31.1

The Board may from time to time declare such dividends or distributions from contributed surplus as the Board may in its sole discretion determine to be justified by the position of the Company. Any dividend or distribution out of contributed surplus shall be paid to the Shareholders according to their rights and interests, in particular those set out in 3.5.

31.2

The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 34.2, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

38	Bye-Laws of Aegon Ltd.

31.3	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

(a)	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid;

(b)

dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

31.4

The Board may withhold and deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares any applicable dividend withholding tax and all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

31.5	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

31.6

Subject to Bye-Law 31.8, any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the Shareholders may be paid by cheque or warrant sent through the post or by courier addressed to the holder at their address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at their registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

31.7

All dividends, distributions or interests in respect of shares held by a securities depositary, including Euroclear Nederland, shall be paid by placing those dividends, distributions or interest (minus any applicable withholding tax withheld or deducted pursuant to Bye-Law 31.5) at the disposal of such securities depositary, subject to and in accordance with the regulations of such securities depositary.

31.8

The Board may resolve to pay dividends, distributions or interest in another denomination than those of the shares, including the national currency of the country of an appointed stock exchange upon which the shares in question are listed for the time being.

31.9

Any dividend or distribution out of contributed surplus unclaimed for a period of five (5) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

31.10

The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution

Bye-Laws of Aegon Ltd	39

and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

32.	Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

33.	Capitalisation of profits

33.1

The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

33.2

Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

34.	Record and registration dates

34.1

Notwithstanding any other provisions of these Bye-Laws, the Board may fix any date as the record date for any dividend, distribution, allotment or issue. Any such record may be on or at any time not more than sixty (60) Business Days before any date on which such dividend, distribution, allotment or issue is paid, allotted or issued (as the case may be).

34.2

In relation to any general meeting of the Company or of any class of holders of shares or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may fix and specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (“Record Date”) which is not more than sixty (60) days before the date fixed for the meeting (“Meeting Date”) nor less than twenty (20) Business Days before the Meeting Date and, notwithstanding any provision in these Bye-Laws to the contrary, in such case:

(a)	each person entered in the Register or another register designated by the Board, including the

40	Bye-Laws of Aegon Ltd.

records of the Intermediary at the Record Date as a Shareholder, or a Shareholder of the relevant class, (“Record Date Holder”) shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in relation to that meeting in respect of the shares, or the shares of the relevant class, registered in their name at the Record Date;

(b)

the Intermediary shall file a written statement, at such place and time as specified in the notice of meeting, for each person entered into their records at the Record Date as a Shareholder, stating that that the person named therein is entitled through the Intermediary to the number of shares stated and that such person will retain such entitlement until the end of the meeting;

(c)

as regards any shares, or shares of the relevant class, which are registered in the name of a Record Date Holder at the Record Date but are not so registered at the Meeting Date (“Relevant Shares”), each holder of any Relevant Shares at the Meeting Date shall be deemed to have irrevocable appointed that Record Date Holder as their proxy for the purpose of attending and voting in respect of those Relevant Shares at the Relevant Meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the Record Date Holder in their absolute discretion may determine; and

(d)

accordingly, except through their proxy pursuant to Bye-Law 34.2(c) above, a holder of Relevant Shares at the Meeting Date shall not be entitled to attend or to vote at the Relevant Meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class, in respect of the Relevant Shares at that meeting.

34.3

The Board may resolve that the entry of the name of a person in the Register or another register designated by the Board, including the records of an Intermediary at the Record Date as a Record Date Holder shall be sufficient evidence of their appointment as proxy in respect of any Relevant Shares for the purposes of this Bye-Law, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board’s powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the Record Date Holder as proxy in respect of any Relevant Shares.

34.4

The Board may from time to time make such arrangements for the purpose of controlling the attendance at any meeting, whether involving the issue of tickets or the imposition of some means of registration, including without limitation procedures for registration for shares held within the Dutch Statutory Giro System, or otherwise, as they shall in their absolute discretion consider appropriate, and may from time to time vary any such arrangements or make new arrangements in place of them.

34.5	The Record Date fixed by the Board pursuant to Bye-Law 34.2 shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board.

34.6

If the Board so fixes a Record date for determining Shareholders entitled to notice of a meeting, such date shall also be the Record Date for determining the Shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

34.7

If no record date is fixed by the Board for determining Shareholders entitled to notice of or to vote at a meeting, the record date shall be the close of business on the day preceding the day on which notice is first given, or, if notice is waived, the close of business on the day preceding the day on which the meeting is held.

35.	Accounting records

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35.1	The financial year shall be the calendar year.

35.2	At every annual general meeting, the Board shall present Shareholders with the annual accounts to be discussed during the meeting.

35.3

The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

35.4

The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

35.5

A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

36.	Audit

Save and to the extent that an audit is waived in the manner permitted by the Companies Act, Auditors shall be appointed by Resolution on proposal of the Board, and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

37.	Service of notices and other documents

37.1

Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 35.5) may be sent to, served on or delivered to any Shareholder by the Company:

(a)	personally;

(b)	sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at their address as appearing in the Register;

(c)	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

(d)

where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an Electronic Record of it by electronic means, in each case to an address, account or number supplied by such Shareholder for the purposes of communication in such manner; or

(e)

by publication of an Electronic Record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by at least one of the other methods set out in paragraphs 37.1(a), 37.1(b), 37.1(c) or 37.1(d) of this Bye-Law, in accordance with the Companies Act.

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In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

37.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company:

(a)	if sent by personal delivery, at the time of delivery;

(b)	if sent by post, forty-eight (48) hours after it was put in the post;

(c)	if sent by courier or facsimile, twenty-four (24) hours after sending;

(d)	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an Electronic Record by electronic means, twelve (12) hours after sending; or

(e)	if published as an Electronic Record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Act and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an Electronic Record by electronic means, as the case may be, in accordance with these Bye-Laws.

37.3

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-Laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by Electronic Record or by way of accessing them on a website instead of being provided by other means.

37.4

Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, or a Resident Representative pursuant to these Bye-Laws.

38.	Destruction of documents

The Company shall be entitled to destroy all instruments of transfer of shares which have been registered and all other documents on the basis of which any entry is made in the register at any time after the expiration of seven (7) years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two (2) years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof and all paid dividend warrants and cheques at any time after the expiration of one (1) year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one (1) year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one (1) month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with

Bye-Laws of Aegon Ltd	43

the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

39.	Untraced shareholders

39.1

The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a Shareholder or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a)	during a period of five (5) years, no dividend in respect of those shares has been claimed and at least three (3) cash dividends have become payable on the share in question;

(b)

on or after expiry of that period of five (5) years, the Company has inserted an advertisement in a newspaper circulating in the area of the last registered address at which service of notices upon the Shareholder or person entitled by transmission may be effected in accordance with these Bye-Laws and in a national newspaper published in the relevant country, giving notice of its intention to sell such shares:

(c)

during that period of five (5) years and the period of three (3) months following the publication of such advertisement, the Company has not received any communication from such Shareholder or person entitled by transmission; and

(d)

if so required by the rules of any securities exchange upon which the shares in question are listed for the time being, notice has been given to that exchange of the Company’s intention to make such sale.

39.2

If during any five (5) year period referred to in Bye-Law 39.1 above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for five (5) years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

39.3

To give effect to any such sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or some person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, nor shall their title to the shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

39.4

The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in

44	Bye-Laws of Aegon Ltd.

the business of the Company or invested in such investments as the Board from time to time thinks fit.

40.	Winding up

The Board may decide to wind up the Company, provided that the winding-up is approved at a subsequent general meeting of the Company by Resolution. If the Company shall be wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Act, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as they deem fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

41.	Indemnity and insurance

41.1

No Director or Officer of the Company shall have any personal liability to the Company or its Shareholders for monetary damages for any breach of fiduciary duty as a Director or Officer, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law. Any amendment, repeal or modification of the preceding provision, or the adoption of any provision of these Bye-Laws inconsistent therewith, shall not adversely affect any right or protection of a Director or Officer of the Company with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If applicable law is amended after approval by the Shareholders of this provision to authorise further eliminating or limiting the personal liability of Directors or Officers, then the liability of a Director or Officer of the Company shall be eliminated or limited to the fullest extent permitted. The Company shall have the power to provide rights to indemnification and advancement of expenses to its current and former Officers, Directors, employees and agents and to any person who is or was serving at the request of the Company as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The rights conferred on any person by Bye-Law 41 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Memorandum of Association, these Bye-Laws, agreement, vote of Shareholders or disinterested directors or otherwise. The Company’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Subject to the provision below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs including defence costs incurred in defending any legal proceedings whether civil or criminal and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business or in the discharge of their duties and the indemnity contained in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant

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to the Companies Act.

41.2	No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

41.3

To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

41.4

Each Shareholder and the Company agree to waive any claim or right of action they or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified Person to take any action in the performance of their duties with or for the Company provided however that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

41.5

The Company shall advance moneys to any Indemnified Person for the costs, charges, and expenses incurred by the Indemnified Person in defending any civil or criminal proceedings against him, on condition and receipt of an undertaking in a form satisfactory to the Company that the Indemnified Person shall repay such portion of the advance attributable to any claim of fraud or dishonesty if such a claim is proved against the Indemnified Person provided that no monies shall be paid hereunder unless payment of the same shall be authorised in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because they have met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

(a)	by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is,

or would be, claimed;

(b)	in the case such a meeting cannot be constituted by lack of a disinterested quorum, by an independent legal counsel in a written opinion; or

(c)	the Shareholders by Resolution.

41.6

Without prejudice to the provisions of this Bye-Law, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

42.	Amalgamation and merger

Any resolution proposed for consideration at any general meeting to approve the

46	Bye-Laws of Aegon Ltd.

amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of:

(a)	the Board; and

(b)	the Shareholders by a Resolution decided on by a simple majority of votes cast at a general meeting.

43.	Continuation

Subject to the Companies Act, the Company may with the approval of:

the Board; and

the Shareholders by Resolution,

approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.

44.	Alteration of Bye-Laws and Memorandum of Association

Subject to the Companies Act and the provisions of these Bye-Laws, these Bye-Laws and the Memorandum of Association of the Company may be revoked or amended from time to time only by resolution of the Board, but no such revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the Company by Resolution. In addition to any vote of the holders of any class or series of shares required by applicable law or by these Bye-Laws (including any terms of issue in respect of one or more series of Preference Shares), the adoption, amendment or repeal of these Bye-Laws by the Shareholders shall require the affirmative vote of the holders of a majority of the voting power.

If any provision or provisions of these Bye-Laws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bye-Laws (including, without limitation, each portion of any paragraph of these Bye-Laws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of these Bye-Laws (including, without limitation, each such portion of any paragraph of these Bye-Laws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its Directors, Officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

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